Exhibit 10.2
WESTLAKE CORPORATION
ANNUAL INCENTIVE PLAN
As Amended and Restated as of May 11, 2023
1.Objective. The Westlake Corporation Annual Incentive Plan (the “Plan”) is designed to reward and recognize selected employees of Westlake Corporation (the “Company”) and its Subsidiaries for their contributions toward building growth and adding to the value of the Company. These objectives are to be accomplished by making Awards under the Plan and thereby providing Participants with a financial interest in the overall performance and growth of the Company. The Plan was originally effective January 1, 2009, was amended and restated as of March 31, 2011 and is hereby amended and restated as of May 11, 2023 and effective as of January 1, 2023.

2.Definitions. As used herein, the terms set forth below shall have the following respective meanings:
“Administrator” means (i) the Committee with respect to Awards to Employees who are executive officers and (ii) the Company’s Chief Executive Officer and other executive officers designated by the Company’s Chief Executive Officer with respect to Awards to Employees who are not executive officers. The Committee may delegate to an executive officer its administrative duties under this Plan (excluding its granting authority to executive officers) pursuant to such conditions or limitations as the Committee may establish.
“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.
“Award” means a performance award that is payable in cash and granted to a Participant subject to achievement of Performance Goals and any applicable terms, conditions and limitations as the Administrator may establish in order to fulfill the objectives of the Plan.
“Board” means the Board of Directors of the Company.
“Base Pay” means a Participant’s annual base salary as of the applicable date of determination. A Participant’s Base Pay shall be determined on the last day of the Performance Period; provided, however, that if Section 5(d) hereof applies due to termination of a Participant’s Employment prior to the last day of the Performance Period, a Participant’s Base Pay shall be determined as of the applicable date of termination; provided further that if Section 6(a) hereof applies in the event of a Change in Control, a Participant’s Base Pay shall be determined as of the date immediately preceding the Change in Control.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.
“Cause” means any of the following, unless otherwise defined for purposes of an Award:

(a)Conviction by a court of competent jurisdiction of any felony or a crime involving moral turpitude;
(b)Knowing failure or refusal to follow reasonable instructions given on behalf of the Company or reasonable policies, standards and regulations of the Company or any Subsidiary;
(c)Continued failure or refusal to faithfully and diligently perform the usual, customary duties of employment or service with the Company or any Subsidiary;
(d)Continuously conducting oneself in an unprofessional, unethical or immoral manner; or
(e)Any fraudulent conduct or conduct which discredits the Company or any Subsidiary or is detrimental to the reputation, character and standing of the Company or any Subsidiary.
“Change in Control” means the occurrence of any of the following events:
(a)The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any Person that is not a Subsidiary of the Company;
(b)The Incumbent Directors cease for any reason to constitute at least a majority of the Board;
(c)The consummation of a complete liquidation or dissolution of the Company;
(d)The acquisition by any Person of Beneficial Ownership of 50% or more (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate (or its related trust), (C) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities (D) any acquisition by any entity pursuant to a transaction that meets the conditions of clauses (i), (ii) and (iii) set forth in subsection (e) of this definition or (E) any acquisition by a Permitted Holder; or
(e)The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such

Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination.
“Change in Control Protection Period” means the twenty-four-month period following a Change in Control.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committee” means the Compensation Committee of the Board of Directors of the Company.
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company” means Westlake Corporation, a Delaware corporation, or any successor thereto.
“Director” means an individual who is a member of the Board that is not an Employee of the Company or any of its Subsidiaries.
“Employee” means an employee of the Company or any of its Subsidiaries.
“Employment” means employment with the Company or a Subsidiary.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Final Award” means the final value of an Award as determined by the Administrator.
“Good Reason” means, unless otherwise defined for purposes of an Award:
(a)If an Employee is a party to an employment agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or

(b)If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant's express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant's knowledge of the applicable circumstances): (i) any material, adverse change in the Participant's duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant's base salary or bonus opportunity; or (iii) a geographical relocation of the Participant's principal office location by more than fifty (50) miles.
“Incumbent Directors” means individuals who, on the Restatement Date, constitute the Board, provided that any individual becoming a Director subsequent to the Restatement Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.
“Participant” means an Employee to whom an Award has been made under this Plan.
“Performance Goal” means one or more objective standards established by the Committee, which may include, but are not limited to, the metrics identified in Section 5(a) hereof, and any other objective and qualitative standards established by the Administrator. The threshold objective Performance Goals applicable to the 2023 Plan Year are attached hereto as Exhibit A. For Plan Years after 2023, the Committee may establish threshold objective Performance Goal(s) in such form as it deems appropriate, including, but not limited to, by amendment of Exhibit A.
“Performance Period” means the Plan Year or such other period as may be determined by the Committee during which the Performance Goals established with respect to a Plan Year are measured.
“Permitted Holder” means (x) TTWF LP, a Delaware limited partnership, and its limited partners, and/or (y) TTWFGP LLC, a Delaware limited liability company and the general partner of TTWF LP, and its managers and members, and (z) the beneficiaries of any limited partner of TTWF LP or member or manager of TTWFGP LLC that is a trust, and (w) any corporation or other entity that, directly or through one or more intermediaries, is majority-controlled by any combination of individuals and entities described in clauses (x), (y) and (z).
“Person” means a person as defined in Section 13(d)(3) of the Exchange Act.
“Plan” means this Westlake Corporation Annual Incentive Plan, as set forth herein and as may be amended from time to time.
“Plan Year” means, unless otherwise specified by the Committee, January 1 through December 31.

“Restatement Date” means May 11, 2023.
“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of that corporation that have the right to vote generally on matters submitted to a vote of the stockholders of that corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).
“Target Bonus” means the target value of a Participant’s Award for a Plan Year, which shall be the Participant’s Target Bonus Percentage multiplied by the Participant’s Base Pay.
“Target Bonus Percentage” means a percentage of the Participant’s Base Pay.
A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural unless the context clearly indicates otherwise.
3.Eligibility. All Employees are eligible for Awards in the sole discretion of the Administrator. No Employee selected as a Participant in a particular Plan Year will have any right to be selected as a Participant in any other Plan Year.

4.Plan Administration. The Plan shall be administered by the Administrator, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate in its sole discretion. All decisions of the Administrator in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on the Participants. Unless specifically stated herein as a function of the Committee, including without limitation, establishment of Performance Goals as specified in Section 5(a) hereof, the Administrator shall determine all terms and conditions of the Awards. Neither the Administrator nor any member of the Administrator shall be liable for anything done or omitted to be done by him or by any member of the Administrator in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute. The Administrator may delegate authority and duties under this Section to appropriate members of management.

5.Calculation and Payment of Awards.

(a)Performance Goals. The terms, conditions and limitations applicable to any Awards granted to Participants pursuant to this Plan shall be determined by the Administrator, subject to the limitations specified below. The Administrator shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Awards that will be paid out to the Participant. As soon as practicable after the close of the Performance Period, the Administrator shall evaluate whether the objective financial Performance Goals were achieved.

(b)Establishment of Target Bonus Percentage. The Administrator shall establish a Target Bonus Percentage for each Participant for the Plan Year, based on any considerations the Administrator deems appropriate. An Employee who becomes a Participant after the first day of a Performance Period may be awarded a Target Bonus Percentage and may be eligible for a pro rata Award calculated in accordance with administrative principles in the discretion of management.

(c)Authorization and Calculation of Final Award. Prior to a Final Award being authorized for any Participant, the Committee shall determine that the applicable threshold Performance Goals and any other material terms thereof were, in fact, satisfied. If the applicable threshold Performance Goals were not achieved, no Final Award shall be authorized for any Participant. If the Committee certifies that the applicable threshold Performance Goals were satisfied, a Final Award shall be authorized for each Participant in an amount that does not exceed the amount calculated in accordance with administrative principles in the discretion of management. The Administrator, in its sole discretion, may reduce or increase a Participant’s Final Award.
(d)     Termination of Employment. Except as required by law or otherwise provided in in Section 6 below or as otherwise determine in accordance with administrative principles in the discretion of management, Awards will be paid only to Participants who are in active Employment on the date Awards are paid.
(e)     Payment of Final Award. A Participant’s Final Award shall be paid to the Participant in accordance with administrative principles in the discretion of management. The payments may be made over a period of time, in increments, subject to conditions as determined appropriate by the Administrator, including, but not limited to, continued employment.
6.Effect of Change in Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(a)     If the continuing entity after a Change in Control fails to assume an Award of equivalent value, calculated inclusive of any banking factors carried over from prior Plan years, the Final Award shall be determined and payable based upon the extent to which Performance Goals (including, but not limited to, the threshold Performance Goals, if applicable) were actually achieved as of such Change in Control and immediately payable on the date of the Change in Control.
(b)     If the continuing entity after a Change in Control assumes a Final Award of equivalent value (as described below as of the date of the Change in Control), calculated inclusive of any banking factors carried over from prior Plan years, then the assumed Final Award shall be payable in accordance with the original schedule as determined by the Administrator and shall not accelerate, except that upon the termination of the Participant’s active Employment by the Company without Cause or by the Participant for Good Reason during the Change in Control Protection Period, any assumed Final Award shall become payable on a pro rata basis based on the number of days of active Employment during the applicable Plan Year. The assumed Final Award shall be determined to have been achieved based upon the extent to which Performance Goals (including, but not limited to, the threshold Performance Goals, if applicable) were actually achieved as of such Change in Control.
7.Amendment, Modification, Suspension or Termination. The Committee may amend, modify, suspend or terminate this Plan at any time, and nothing in this Plan grants Participants any rights that are not otherwise subject to modification; provided, however, that no amendment shall be made after the date of a Change in Control that negatively impacts a Participant’s rights hereunder. The Committee may delegate its authority under this section to the Chief Executive Officer of the Company.

8.Compliance with Section 409A. The Plan and Awards granted hereunder are intended to be exempt from the requirements of Section 409A of the Code under the short-term deferral exception under Treasury Regulation § 1.409A-1(b)(4), and shall be interpreted and administered in a manner consistent with that intent.

9.Taxes. The Company or its designated third-party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery of cash under this Plan, an appropriate amount of cash for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

10.Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Administrator be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

11.Right to Employment. Nothing in the Plan or Awards granted hereunder shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company.

12.Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

13.Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

14.Clawback/Recoupment Policy. Notwithstanding any provisions in the Plan or any Award to the contrary, all Awards and amounts payable shall be subject to potential cancellation, rescission, clawback and recoupment (i) to the extent necessary to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any regulations or listing requirements promulgated thereunder, and/or (ii) as may be required in accordance with the terms of any clawback/ recoupment policy as may be adopted by the Company, as such policy may be amended from time to time.

EXHIBIT A
PERFORMANCE GOALS
FOR 2023 PLAN YEAR
In order for bonus awards to be authorized for the Plan Year from January 1, 2023 through December 31, 2023, and any subsequent Plan Year unless otherwise amended by the Committee, the Committee must certify that any one or more of the following Performance Goals has been achieved:

1.Total Shareholder Return (TSR) – The Company’s TSR relative to the “Peer Group” is within the top two-thirds. For this purpose TSR is defined as (A) the average of the daily average stock price for the 90-day period ended on December 31, 2023, minus the average of the daily average stock price for the 90-day period ended on December 31, 2022, plus dividends paid, divided by (B) the average of the daily average stock price for the 90-day period ended on December 31, 2022.

For the purpose of this Plan, the “Peer Group” will be selected by the Committee for 2023.

2.SGA – The selling, general and administrative expenses (“SGA”) is be equal to or less than $822.215 million.

3.Return on Capital – Return on capital of 2.9% (which is based on approximately 33 % of the weighted average cost of capital). For this purpose, return on capital will equal net operating profit after tax of the Company on a consolidated basis divided by capital employed.